Exhibit 10.4

DECLARATION OF TRUST

(Translation from Document Originally Executed and Delivered in Mandarin, Chinese)

WHEREAS the owner of the rights and interest hereinafter specified (which expression shall include the owner of such rights and interest, the person to whom the owner transfers his or its rights and interest and the owner’s successor in title under the law) (hereinafter referred to as “Beneficial Owner”) has instructed the undersigned trustee (hereinafter referred to as “Trustee”) to hold on behalf of the Beneficial Owner a certain shareholding (hereinafter referred to as “Shareholding”) of and in the corporation hereinafter specified (hereinafter referred to as “Corporation”)

NOW THE UNDERSIGNED TRUSTEE hereby declares as follows :-

1.	Although the Shareholding will be registered under the name of the Trustee and be held by the Trustee accordingly the actual ownership of the Shareholding belongs to the Beneficial Owner instead of the Trustee, the Trustee shall hold the above mentioned Shareholding on trust for the benefit of the Beneficial Owner.

2.	The terms and conditions of the trust under which the Trustee will be holding the Shareholding for and on behalf of the Beneficial Owner will include but shall not be limited to the following terms and at the same time will include all the usual obligations on the part of the Trustee as shall be owing by the Trustee to the Beneficial Owner under the law :-

	(i)	Upon the instruction from the Beneficial Owner to the Trustee, the Trustee shall make appropriate arrangement to deal with the Shareholding and to deal with all derivative and ancillary rights and interest arising from the Shareholding (including dividends) according to the instruction of the Beneficial Owner;

	(ii)	The Trustee shall sign all papers according to the instruction of the Beneficial Owner in order to enable the Beneficial Owner or its representative to attend the meetings of shareholders of the Company in the capacity as the proxy for the Trustee in respect of the Shareholding and to enable Beneficial Owner to exercise in such meeting the voting right of the Shareholding according to the wish of the Beneficial Owner in the capacity as such proxy.

	(iii)	In the event of the Trustee being unable to obtain the clear and specific instruction from the Beneficial Owner in respect of the exercise of its voting rights the Trustee will act according to the best interest of the Beneficial Owner and exercise the voting right accordingly. However, if the Beneficial Owner has given specific instruction to the Trustee as to the exercise of such voting right then the Trustee must act according to such instruction and exercise the voting right accordingly; and

(iv) Upon receiving the relevant instruction from the Beneficial Owner the Trustee shall transfer the Shareholding according to such instruction and subject to such terms and conditions as instructed to any third party nominated by the Beneficial Owner or back to the Beneficial Owner or to otherwise dispose of or deal with such Shareholding in whatever manner as instructed by the Beneficial Owner.

3.	In the event of the Trustee having received any dividend, share option, bonus issue of shares or any other form of interest in relation to the Shareholding during the period in which she is holding such Shareholding all such entitlements and interest shall belong to the Beneficial Owner and the Trustee must account for such entitlement and interest and return the same to the Beneficial Owner.

4.	The Beneficial Owner is entitled from time to time and at any time to appoint a new trustee to replace the above mentioned Trustee or to appoint other trustee or trustees to hold the Shareholding as trustees together with the Trustee.

Annexure

The particulars of the above mentioned Beneficial Owner, Trustee, Corporation and Shareholding are as follows:-

Trustee

Name :	Zheng Youwei, China ID Number 44010419640824195X
Address :	14th Floor. Dongjian Building, 501 Dongfengzhong Road, Guangzhou, Guangdong,
The People’s Republic of China

Beneficial Owner

Name :	NCN Management Services Limited
Address :	21st Floor, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong.

Corporation

Name :	Guangdong Tianma International Travel Service Company Limited
Address :	14th Floor. Dongjian Building, 501 Dongfengzhong Road, Guangzhou, Guangdong,
The People’s Republic of China

Information concerning the Shareholding

55% shareholding of and in Guangdong Tianma International Travel Service Company Limited (with a registered capital of RMB2,600,000.00) .

IN WITNESS WHERE OF the above mentioned Trustee has signed and sealed this Declaration on the 16th day of June, 2006

/s/
Zheng Youwei